APPENDIX A

AMENDMENT NO. 1 TO

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

               AMENDMENT No. 1, dated as of June 4, 2007 (this “Amendment”), to the Merger Agreement (as defined below), by and among National Home Health Care Corp., a Delaware corporation (the “Company”), AG Home Health Acquisition Corp., a Delaware corporation (“Acquisition Corp.”), and AG Home Health LLC,a Delaware limited liability company (“Parent”).

               WHEREAS, the Company, Acquisition Corp. and the Parent have entered into the Amended and Restated Agreement and Plan of Merger, dated as of May 9, 2007 (the “Merger Agreement”), whereby Acquisition Corp. shall be merged with and into the Company and the separate corporate existence of Acquisition Corp. shall cease, and the Company shall continue as the surviving corporation of such merger.

               WHEREAS, in accordance with Section 8.03 of the Merger Agreement, the Company, Acquisition Corp. and the Parent desire to amend certain sections of the Merger Agreement as set forth herein.

               NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein and in the Merger Agreement, and intending to be legally bound, the Company, Acquisition Corp. and the Parent hereby agree as follows:

ARTICLE I

AMENDMENT

               Section 1.01.     Amendments.

               (a)     In the first sentence of Section 2.01(a) of the Merger Agreement, the clause “$12.50” is hereby deleted and replaced with the following clause: “$12.75".

               (b)     In the first sentence of Section 5.02(a) of the Merger Agreement, the clause “May 29, 2007” is hereby deleted and replaced with the following clause: “June 15, 2007".

               (c)     In clause (i) of Section 5.02(b) of the Merger Agreement, the clause “five Business Days after the date hereof” is hereby deleted and replaced with the following clause: “June 5, 2007".

               (d)     In clause (i) of Section 5.03 of the Merger Agreement, the clause “ten (10) Business Days after the date hereof” is hereby deleted and replaced with the following clause: “June 5, 2007".

               (e)     In the first sentence of Section 5.12(a), the clause “and all amendments thereto as of June 4, 2007” is added after the clause “financing commitment.”

               (f)     In Section 5.13, the following sentence is added after the second sentence thereof:

“Without limiting the foregoing, the Parent hereby consents to the Company’s settlement of the current litigation in the Delaware Court of Chancery (C.A. No. 2683-VCL) for a payment of $0.10 per Common Share to all holders of Common Shares other than the defendants and their families, such consent to be conditioned upon the Parent’s approval of the form of Stipulation of Settlement to be signed in connection therewith, such Stipulation to provide that legal fees will be determined pursuant to application to the court and that the Company reserves its rights to make objections to any fee settlement proposals.”

               (g)    Section 6.02(i) of the Merger Agreement is hereby deleted and replaced with the following sentence:

                          “(i)       Dissenting Shareholders. Holders owning no more than fifteen percent (15%) of the outstanding Common Shares shall have perfected and not withdrawn a demand for appraisal rights pursuant to the DGCL.”

               (h)    Section 6.02(j) of the Merger Agreement is hereby deleted and replaced with the following sentence:

                         “(j)       Employment Agreements. Parent shall have received evidence in form and substance satisfactory to it that each of the following Employment Agreements is in full force and effect and that, except as amended by the amendments dated June 4, 2007, in the forms attached hereto as Exhibits F-1 and F-2, neither of the following Employment Agreements shall have been amended or modified in any respect: (i) the Employment Agreement, dated as of November 28, 2006, by and between the Company and Steven Fialkow; or (ii) the Employment Agreement, dated as of November 28, 2006, by and between the Company and Robert Heller.”

               (i)    Section 6.02(k) of the Merger Agreement is hereby deleted and replaced with the following sentence.

                         “(k)       Consulting Agreement. The Company and Frederick Fialkow shall have entered into the Termination Agreement dated June 4, 2007 in the form attached hereto as Exhibit F-3 whereby the Consulting Agreement, dated as of November 28, 2006, by and between the Company and Frederick Fialkow shall have been terminated.”

               (j)     In the first sentence of Section 7.02(b) of the Merger Agreement, the clause “October 15, 2007” is hereby deleted and replaced with the following clause: “September 10, 2007".

               (k)     Clause (iii) of Section 7.03(b) of the Merger Agreement is hereby deleted and replaced in its entirety by the following clause:

“(iii) the Company fails to mail the proxy supplement to the Proxy Statement on or prior to June 5, 2007 or fails to include in such

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statement the favorable recommendation referred to above, fails to adjourn the previously called Shareholders Meeting until a date not later than June 15, 2007 or fails to hold such Shareholders Meeting (following the adjournment of the previously called Shareholders Meeting) by June 15, 2007"

               (l)     In clause (iii) of Section 7.03(b) of the Merger Agreement, the clause “May 29, 2007” is hereby deleted and replaced, in each instance, with the following clause: “June 15, 2007".

               Section 1.02.     Company Representations and Warranties. The Company hereby represents and warrants to the Parent and Acquisition Corp. that the representations and warranties of the Company set forth in Article III of the Merger Agreement are true and correct as of the date hereof. Except as set forth in Schedule A attached hereto, there are no changes to the Company Disclosure Schedule delivered to the Parent and Acquisition Corp. on the date of the Merger Agreement.

               Section 1.03.     Parent and Acquisition Corp. Representations and Warranties. The Parent and Acquisition Corp. hereby represent and warrant to the Company that the representations and warranties of the Parent and Acquisition Corp. set forth in Article IV of the Merger Agreement are true and correct as of the date hereof. There are no changes to the Acquisition Corp. Disclosure Schedule delivered to the Company on the date of the Merger Agreement.

ARTICLE II

MISCELLANEOUS

               Section 2.01.     Capitalized Terms. Capitalized terms used herein but not defined herein have the meanings given to such terms in the Merger Agreement.

               Section 2.02.     No Other Amendments. Except as set forth herein, the Merger Agreement remains in full force and effect in accordance with its terms.

               Section 2.03. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

               Section 2.04.     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement, and any one of which may be delivered by facsimile or by electronic mail in “portable document format”.

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               IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

NATIONAL HOME HEALTH CARE CORP.

By:	/s/ Steven Fialkow

Name:	Steven Fialkow
Title:	President

AG HOME HEALTH ACQUISITION CORP.

By:	/s/ Daniel Bonoff

Name:	Daniel Bonoff
Title:	Treasurer

AG HOME HEALTH LLC

By:	/s/ Daniel Bonoff

Name:	Daniel Bonoff
Title:	Manager

[Signature Page to Amendment No. 1 to Amended and Restated Agreement and Plan of Merger]

Schedule A

Updates to Company Disclosure Schedule.

Exhibit F-1

Attach Amendment No. 1 to Fialkow Employment Agreement.

Exhibit F-2

Attach Amendment No. 1 to Heller Employment Agreement.

Exhibit F-3

Attach Termination Agreement of Consulting Agreement.